UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

  Date of report (Date of earliest event reported): May 27, 2005

                      Fortune Diversified Industries, Inc.
   --------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


             Indiana                  0-19049            74-2504501
   -----------------------------   --------------   --------------------
   (State or other jurisdiction     (Commission        (IRS Employer
         of incorporation)          File Number)     Identification No.)



     6402 Corporate Drive, Indianapolis, Indiana            46278
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      (Address of principal executive offices)            (Zip Code)

   Registrant's telephone number, including area code: (317) 532-1374


                                       N/A
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         (Former name or former address, if changed since last report)





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Fortune Diversified Industries, Inc.
SEC Form 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On May 27, 2005 Carter M. Fortune resigned as Chief Executive Officer of the Registrant, effective June 1, 2005.

     (c) On May 27, 2005 John F. Fisbeck was appointed President and Chief Executive Officer of the Registrant, effective June 1, 2005. Prior to and during the period from June 2000 through May, 2004, Mr. Fisbeck was employed by Merrill Lynch as Senior Financial Advisor and after May 28, 2004 he was employed by Wachovia Securities as Senior Financial Advisor/Branch Office Manager. The material terms of the employment agreement between Mr. Fisbeck and the Registrant are not yet determined. Once such terms are determined, the Registrant will file an amended Form 8-K within four business days thereafter, describing such terms.

     (d) Mr. Fisbeck was also elected as a Director of the Registrant on May 27, 2005 through a written consent of the Shareholders of a majority of the Registrant's voting stock. At the time of this filing it is not known to which committees of the Registrant's board of directors Mr. Fisbeck will be named. Once such information is available, the Registrant will file an amended Form 8-K within four business days thereafter, providing such information.



Item 9.01 Financial Statements and Exhibits.


     (c) Exhibits: None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Fortune Diversified Industries, Inc.

                                       By: /s/ Amy Gallo
                                           --------------------------------
                                           Amy Gallo
                                           Chief Financial Officer

Date:    June 2, 2005